SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549



                                FORM 8-K



                             CURRENT REPORT



                   Pursuant to Section 13 or 15(d) of
                   The Securities Exchange Act of 1934




 Date of Report (Date of earliest event reported):   August 16, 1996



                           IES INDUSTRIES INC.
         (Exact name of registrant as specified in its charter)



           Iowa                        1-9187                  42-1271452
(State or other jurisdiction        (Commission             (I.R.S. Employer
 of incorporation)                    File No.)            Identification No.)



                       IES Tower, Cedar Rapids, Iowa  52401
      (Address of principal executive offices, including zip code)


                                (319) 398-4411
                     (Registrant's telephone number)


Item 5.  Other Events.

      On November 10, 1995, IES Industries Inc., a holding company incorporated under the laws of the State of Iowa (IES), WPL Holdings, Inc., a holding company incorporated under the laws of the State of Wisconsin (WPLH), and Interstate Power Company, an operating public utility incorporated under the laws of the State of Delaware (IPC), among others, entered into an Agreement and Plan of Merger, providing for the strategic three-way business combination of IES, WPLH and IPC (hereinafter referred to as the "Merger"). In the Merger, WPLH, as the surviving holding company, will change its name to Interstate Energy Corporation (Interstate Energy).

      On May 22, 1996, IES, WPLH and IPC entered into an amendment (hereinafter referred to as "Amendment No. 1") to the Agreement and Plan of Merger to recognize the increase in value associated with IES's investment in McLeod, Inc., a telecommunications service provider based in Cedar Rapids, Iowa (McLeod), and to set forth the requirements in the event IES Utilities Inc., a wholly-owned subsidiary of IES, is required, pursuant to Wisconsin law, to reincorporate to be a Wisconsin corporation. As a result of Amendment No. 1, and the satisfaction of certain contingencies included in Amendment No. 1, each outstanding share of common stock, no par value, of IES (the "IES Common Stock") was to be cancelled and converted into the right to receive 1.01 shares of common stock, par value $.01 per share, of Interstate Energy (the "Interstate Energy Common Stock") rather than the .98 shares of Interstate Energy Common Stock each outstanding share of IES Common Stock was entitled to receive under the terms of the original Agreement and Plan of Merger.

      On August 16, 1996, IES, WPLH and IPC entered into a second amendment (hereinafter referred to as "Amendment No. 2") to the Agreement and Plan of Merger (the Agreement and Plan of Merger as amended by Amendment No. 1 and Amendment No. 2 is hereinafter referred to as the "Merger Agreement") to increase the IES exchange ratio from
1.01 to 1.14. The IES exchange ratio was adjusted in conjunction with the rejection by the IES Board of Directors of an unsolicited proposal made for IES by Des Moines, Iowa-based MidAmerican Energy Company. The Merger Agreement now provides that each outstanding share of IES Common Stock will be cancelled and converted into the right to receive 1.14 shares of Interstate Energy Common Stock rather than the 1.01 shares of Interstate Energy Common Stock each outstanding share of IES Common Stock was entitled to receive under the terms of the original Agreement and Plan of Merger as amended by Amendment No. 1. The Merger Agreement continues to provide that each outstanding share of common stock, par value $3.50 per share, of IPC will be cancelled and converted into the right to receive 1.11 shares of Interstate Energy Common Stock and that the outstanding shares of common stock, par value $.01 per share, of WPLH will remain unchanged and outstanding as shares of Interstate Energy Common Stock.

      The Merger Agreement issued in connection with the execution of Amendment No. 2 is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference. The brief summary of certain revised provisions of the Merger Agreement set forth above is qualified in its entirety by reference to that agreement.

Item  7.   Financial Statements, Pro Forma Financial Information and
           Exhibits.

(c)  Exhibits

     2(a) Amendment No. 2 to Agreement and Plan of Merger, as amended, dated August 16, 1996, by and among IES Industries Inc., WPL Holdings, Inc., Interstate Power Company, WPLH Acquisition Co. and Interstate Power Company. (Filed as Annex I to the Supplement to Joint Proxy Statement of WPL Holdings, Inc., IES Industries Inc. and Interstate Power Company, dated August 21,
          1996).

     2(b) Amendment  No.  1  to Agreement and Plan of Merger  and  Stock
          Option Agreements, dated May 22, 1996, by and among IES Industries Inc., WPL Holdings, Inc., Interstate Power Company, AMW Acquisition, Inc., WPLH Acquisition Co. and Interstate Power Company. (Filed as Exhibit 2(a) to IES's Current Report on Form 8-K, dated May 22, 1996).

     2(c) Agreement  and Plan of Merger, dated as of November 10,  1995, by and among IES Industries Inc., WPL Holdings, Inc., Interstate Power Company and AMW Acquisition, Inc. (Filed as
          Exhibit 2.1 to IES's Current Report on Form 8-K, dated November 10, 1995).


                               SIGNATURES



      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                                                IES INDUSTRIES INC.
                                                    (Registrant)




                                   By /s/       Stephen W. Southwick
                                                    (Signature)
                                                Stephen W. Southwick
                                         Vice President, General Counsel &
                                                     Secretary


Date:  August 27, 1996